UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

FREMONT MICHIGAN INSURACORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	000-50926	421609947
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

933 East Main Street

Fremont, Michigan 49412

(Address of Principal Executive Offices) (Zip Code)

231-924-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 15, 2011, Fremont Michigan InsuraCorp, Inc., a Michigan corporation (“Fremont”), Auto Club Insurance Association, a Michigan reciprocal inter-insurance exchange (“Parent”) and ACG Acquisition Co., Inc., a Michigan corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Fremont, with Fremont continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

A special meeting of the shareholders of Fremont (the “Special Meeting”) was held on July 22, 2011, to consider and vote on (i) a proposal to approve and adopt the Merger Agreement (the “First Proposal”) and (ii) a proposal to approve an adjournment or postponement of the Special Meeting, if necessary or appropriate, if there were insufficient shares of Fremont Class A Common Stock, no par value per share (“Common Stock”) represented (either in person or by proxy) to constitute the quorum necessary to approve and adopt the Merger Agreement (the “Second Proposal”).

Approval and adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting. The final vote on the First Proposal was:

Votes For:	1,358,246

Votes Against:	27,207

Abstentions:	3,716

Since a quorum existed and the votes for the First Proposal constituted approximately 76.1% of the shares of Fremont’s Common Stock entitled to vote at the Special Meeting, the Merger Agreement was approved and adopted by Fremont’s shareholders.

The result of the vote for the Second Proposal to approve the adjournment or postponement of the Special Meeting was: 1,361,263 votes for, 20,094 votes against, and 7,812 abstentions. Because the proposal to adopt the Merger Agreement was approved by more than a majority of the shares of Fremont’s Common Stock entitled to vote at the Special Meeting, it was not necessary to adjourn or postpone the Special Meeting.

Brokers did not have discretionary voting authority on either proposal and, as a result, there were no broker non-votes.

The completion of the Merger remains subject to various customary closing conditions. The parties currently anticipate completing the Merger on or about August 1, 2011.

Item 8.01.	Other Events.

On July 22, 2011, Fremont issued a press release announcing the results of the vote to approve and adopt the Merger Agreement at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Fremont Michigan InsuraCorp, Inc. on July 22, 2011.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont. For a list of factors which could affect Fremont’s results, see Fremont’s filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in Fremont’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Fremont will be those anticipated by management. Factors that might cause such a difference include, without limitation, the possibility that the closing does not occur or is delayed, either due to the failure of closing conditions or other reasons. Other factors not currently anticipated by management may also materially and adversely affect the closing of the Merger transaction. Fremont does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Additional Information

Investors and shareholders may obtain copies of the documents filed by the parties, at the Securities and Exchange Commission’s website at www.sec.gov or at Fremont’s website at www.fmic.com/investors. The proxy statement and such other documents may also be obtained, for free from Fremont by directing such request to Investor Relations, 933 East Main Street, Fremont, Michigan 49412, Telephone: (231) 924-0300.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Dated: July 22, 2011	By:
/s/ Kevin G. Kaastra
Kevin G. Kaastra Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Fremont Michigan InsuraCorp, Inc. on July 22, 2011.

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